Exhibit 23.8

RESPEC Company LLC
3824 Jet Drive
Rapid City, SD 57703

Consent of RESPEC Company LLC

In connection with the Paramount Gold Nevada Corp. Annual Report on Form 10-K, the undersigned consents to:

i.
the incorporation by reference of the technical report summary titled "Technical Report Summary for the Sleeper Gold-Silver Project, Humboldt County, Nevada, USA" (the “Sleeper TRS”) in the annual report on Form 10-K for Paramount Gold Nevada Corp. for the fiscal year ended June 30, 2025 (the "Form 10-K"), and in the Registration Statements on Form S-3 (333-275376) and Form S-8 (No. 333-205024 and No. 333- 262857) (the "Registration Statements");
ii.
the use of and references to our name in connection with the Sleeper TRS, Form 10-K and the Registration Statements; and
iii.
the information derived, summarized, quoted or referenced from the TRS, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

RESPEC Company, LLC, is responsible for authoring, and this consent pertains to, the following Sections of the Sleeper TRS: All sections of the report excluding section 1.4, section 10.0 and section 14.0.

Dated September 25, 2025

/s/ Thomas L. Dyer

_______________________
Thomas L. Dyer

RESPEC Company LLC